                                                               EXHIBIT 12(G)

                         [LETTERHEAD OF ROPES & GRAY]


                                March 12, 1999



WM Trust I
1201 Third Avenue, Suite 2210
Seattle, Washington 98101


Ladies and Gentlemen:

     We hereby consent to the filing as exhibits to your Registration Statement on Form

N-14 (File No. 333-66479) of our six opinions, each dated March 5, 1999 and each addressed to you, as to certain tax matters related to the transactions carried out pursuant to such Registration Statement.



                                  Very truly yours,

                                  /s/  Ropes & Gray

                                  Ropes & Gray